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                                 ELECTION FORM

     THIS ELECTION FORM MUST BE RECEIVED BY COMPUTERSHARE TRUST COMPANY OF CANADA ("COMPUTERSHARE") BEFORE 3:00 P.M. EDT ON MAY 22, 2003. The method used to deliver this Election Form is at the option and risk of the holder, and delivery will be deemed effective only when the Election Form is actually received. We recommend that the Election Form be hand delivered to Computershare, at its office specified at the end of this Election Form; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Alternatively, you may fax your Election Form to the number indicated at the end of this Election Form. YOU CANNOT REVOKE THIS ELECTION FORM AFTER IT HAS BEEN DELIVERED TO COMPUTERSHARE.

TO:         E. I. du Pont de Nemours and Company ("EID")

AND TO:  DuPont Canada Inc. ("DuPont Canada")

     The undersigned option holder holds options to purchase class A common shares, series 1 of DuPont Canada under the DuPont Canada Employee Stock Option Plan.

     DCI Acquisition Inc. (the "Purchaser"), a subsidiary of EID, has made an offer (the "Offer") to purchase all of the outstanding class A common shares, series 1 of DuPont Canada, not already owned by the Purchaser and its affiliates. The Offer does not extend to DuPont Canada options. In a letter dated April 17, 2003 (the "Option Exchange Letter"), EID, subject to obtaining all necessary regulatory and other approvals, offered to issue me options to acquire shares of common stock of EID if I surrender all of my DuPont Canada options which are unexercised (whether vested or unvested and whether "in the money" or not) (the "Unexercised Options") as at the Effective Date (as defined below).

     I accept the offer contained in the Option Exchange Letter with respect to my Unexercised Options and, conditional upon the Purchaser taking up the shares deposited under the Offer, surrender all of my Unexercised Options to DuPont Canada for cancellation in exchange for the issuance by EID to me of options to purchase shares of common stock of EID. The EID options will be issued in accordance with the terms and conditions set forth in the Option Exchange Letter. I understand that the surrender of my Unexercised Options and the issuance of EID options will be effective on the last date that the Purchaser takes up shares under the Offer (the "Effective Date").

     I understand that if the Purchaser does not take up the shares deposited under the Offer, my surrender will not take effect and I will continue to hold my Unexercised Options.
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                    PAGE TWO OF DUPONT OPTION ELECTION FORM

     I acknowledge that by completing and returning this Election Form, all of my Unexercised Options as of the Effective Date will be surrendered and my existing option certificates will be cancelled, subject to the terms and conditions of the Option Exchange Letter.

Dated ____________________________________, 2003


_________________________________________________________
Signature of Option Holder


_________________________________________________________
Name of Option Holder (Please Print Name)


_________________________________________________________
Employee ID Number


_________________________________________________________
Telephone Number


                      PLEASE DELIVER THIS ELECTION FORM TO
           COMPUTERSHARE TRUST COMPANY OF CANADA AS SET FORTH BELOW:

                             For Delivery by Mail:

                                 P.O. Box 7021
                            31 Adelaide Street East
                                Toronto, Ontario
                                    M5C 3H2
                          Attention: Corporate Actions
                      For Delivery by Courier or by Hand:
                             100 University Avenue
                             9th Floor, North Tower
                                Toronto, Ontario
                                    M5J 2Y1
                          Attention: Corporate Actions
                              For Delivery by Fax:
                                 (416) 981-9663